Exhibit 99.1
ICU Medical Announces Second Quarter 2022 Results

Company Updated FY 2022 Guidance

SAN CLEMENTE, Calif., August 8, 2022 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Results

Second quarter 2022 revenue was $561.0 million, compared to $321.7 million in the same period last year. GAAP gross profit for the second quarter of 2022 was $167.6 million, as compared to $123.5 million in the same period last year. GAAP gross margin for the second quarter of 2022 was 30%, as compared to 38% in the same period last year. GAAP net loss for the second quarter of 2022 was $(7.5) million, or $(0.31) per diluted share, as compared to GAAP net income of 28.4 million, or $1.31 per diluted share, for the second quarter of 2021. Adjusted diluted earnings per share for the second quarter of 2022 was $1.37 as compared to $1.88 for the second quarter of 2021. Also, adjusted EBITDA was $84.7 million for the second quarter of 2022 as compared to $66.9 million for the second quarter of 2021.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Legacy ICU Medical revenues were in line with expectations and results from the acquired Smiths Medical business reflect improvement over the course of the second quarter."

Revenues by product line for the three and six months ended June 30, 2022 and 2021 were as follows (in millions):

As a result of the acquisition of Smiths Medical on January 6, 2022, the following product lines are presented in addition to our legacy product lines: Infusion Systems-Smiths Medical, Vascular Access -Smiths Medical and Vital Care-Smiths Medical.

	Three months ended June 30,			Six months ended June 30,
Product Line	2022	2021	$ Change	2022	2021	$ Change
Infusion Consumables	$144.5	$136.2	$8.3	$285.0	$262.6	$22.4
Infusion Systems	87.3	84.7	2.6	174.3	169.0	5.3
IV Solutions*	94.1	88.4	5.7	182.6	182.6	—
Critical Care	12.3	12.4	(0.1)	24.5	25.5	(1.0)
Infusion Systems-Smiths Medical	77.8	—	77.8	144.1	—	144.1
Vascular Access-Smiths Medical	77.1	—	77.1	156.1	—	156.1
Vital Care-Smiths Medical	67.9	—	67.9	137.5	—	137.5
	$561.0	$321.7	$239.3	$1,104.1	$639.7	$464.4
*IV Solutions includes $14.0 million and $25.1 million of contract manufacturing to Pfizer for the three and six months ended June 30, 2022, respectively. IV Solutions includes $10.4 million and $24.3 million of contract manufacturing to Pfizer for the three and six months ended June 30, 2021, respectively.

Fiscal Year 2022 Guidance Update

The Company is updating its full year 2022 guidance of adjusted EBITDA from a range of $450 million to $500 million to a range of $350 million to $370 million and adjusted diluted earnings per share from a range of $9.00 to $10.50 to a range of $6.20 to $6.80.

Conference Call

The Company will host a conference call to discuss its second quarter 2022 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (877) 300-8521, international (408) 774-4587, conference ID 10169518. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq:ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers, the impact of the ongoing COVID-19 pandemic on the Company and our financial results and the Company's ability to meet expectations regarding integration of the Smiths Medical business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$255,698	$552,827
Short-term investment securities	13,191	14,420
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	268,889	567,247
Accounts receivable, net of allowance for doubtful accounts	216,124	105,894
Inventories	583,050	290,235
Prepaid income taxes	27,111	19,586
Prepaid expenses and other current assets	94,663	46,847
TOTAL CURRENT ASSETS	1,189,837	1,029,809
PROPERTY, PLANT AND EQUIPMENT, net	667,783	468,365
OPERATING LEASE RIGHT-OF-USE ASSETS	83,323	39,847
LONG-TERM INVESTMENT SECURITIES	1,837	4,620
GOODWILL	1,421,216	43,439
INTANGIBLE ASSETS, net	1,080,329	188,311
DEFERRED INCOME TAXES	43,942	42,604
OTHER ASSETS	101,728	63,743
TOTAL ASSETS	$4,589,995	$1,880,738
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$201,874	$81,128
Accrued liabilities	247,656	118,195
Current portion of long-term obligations	19,063	—
Income tax payable	17,102	1,454
Contingent earn-out liability	290	—
TOTAL CURRENT LIABILITIES	485,985	200,777
CONTINGENT EARN-OUT LIABILITY	30,119	2,589
LONG-TERM OBLIGATIONS	1,636,029	—
OTHER LONG-TERM LIABILITIES	128,200	41,830
DEFERRED INCOME TAXES	204,992	1,490
INCOME TAX LIABILITY	18,804	18,021
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued — 23,899 and 21,280 shares at June 30, 2022 and December 31, 2021, respectively, and outstanding — 23,898 and 21,280 shares at June 30, 2022 and December 31, 2021, respectively	2,390	2,128
Additional paid-in capital	1,309,598	721,412
Treasury stock, at cost	(92)	(27)
Retained earnings	866,245	911,787
Accumulated other comprehensive loss	(92,275)	(19,269)
TOTAL STOCKHOLDERS' EQUITY	2,085,866	1,616,031
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,589,995	$1,880,738
______________________________________________________
(1) December 31, 2021 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
TOTAL REVENUES	$561,004	$321,677	$1,104,126	$639,723
COST OF GOODS SOLD	393,411	198,148	767,706	403,514
GROSS PROFIT	167,593	123,529	336,420	236,209
OPERATING EXPENSES:
Selling, general and administrative	158,748	73,921	311,960	146,312
Research and development	22,562	11,385	46,433	22,094
Restructuring, strategic transaction and integration	13,525	3,753	47,430	6,636
Change in fair value of contingent earn-out	(27,194)	—	(27,194)	—
Contract settlement	—	—	—	127
TOTAL OPERATING EXPENSES	167,641	89,059	378,629	175,169
(LOSS) INCOME FROM OPERATIONS	(48)	34,470	(42,209)	61,040
INTEREST EXPENSE	(16,273)	(163)	(29,917)	(324)
OTHER (EXPENSE) INCOME, net	(533)	525	471	1,208
(LOSS) INCOME BEFORE INCOME TAXES	(16,854)	34,832	(71,655)	61,924
BENEFIT (PROVISION) FOR INCOME TAXES	9,380	(6,434)	26,113	(9,795)
NET (LOSS) INCOME	$(7,474)	$28,398	$(45,542)	$52,129
NET (LOSS) INCOME PER SHARE
Basic	$(0.31)	$1.34	$(1.91)	$2.46
Diluted	$(0.31)	$1.31	$(1.91)	$2.40
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	23,897	21,200	23,787	21,176
Diluted	23,897	21,703	23,787	21,718

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(45,542)	$52,129
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	119,697	44,319
Amortization of inventory step-up	22,676	—
Noncash lease expense	10,888	4,780
Provision for doubtful accounts	(99)	342
Provision for warranty and returns	1,483	(345)
Stock compensation	19,854	12,703
Loss on disposal of property, plant and equipment and other assets	267	829
Bond premium amortization	211	364
Debt issuance costs amortization	3,495	144
Change in fair value of contingent earn-out	(27,194)	—
Usage of spare parts	5,229	5,356
Other	(2,807)	1,574
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(1,090)	2,078
Inventories	(100,024)	13,368
Prepaid expenses and other current assets	4,710	759
Other assets	(17,323)	(7,632)
Accounts payable	22,149	(1,648)
Accrued liabilities	(33,509)	(17,068)
Income taxes, including excess tax benefits and deferred income taxes	(45,798)	(5,970)
Net cash (used in) provided by operating activities	(62,727)	106,082
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(48,039)	(29,693)
Proceeds from sale of assets	900	203
Business acquisitions, net of cash acquired	(1,844,164)	—
Intangible asset additions	(4,440)	(4,136)
Purchases of investment securities	(3,397)	(10,034)
Proceeds from sale and maturities of investment securities	26,198	7,000
Net cash used in investing activities	(1,872,942)	(36,660)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of lender debt issuance costs	1,672,631	—
Principal repayments of long-term debt	(18,125)	—
Payment of third-party debt issuance costs	(1,852)	—
Proceeds from exercise of stock options	2,992	5,416
Payments on finance leases	(321)	(296)
Tax withholding payments related to net share settlement of equity awards	(10,438)	(7,819)
Net cash provided by (used in) financing activities	1,644,887	(2,699)
Effect of exchange rate changes on cash	(6,347)	(783)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(297,129)	65,940
CASH AND CASH EQUIVALENTS, beginning of period	552,827	396,097
CASH AND CASH EQUIVALENTS, end of period	$255,698	$462,037

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures include adjusted EBITDA, adjusted revenue, adjusted gross profit, adjusted selling, general and administrative, adjusted research and development, adjusted restructuring, strategic transaction and integration, adjusted change in fair value of contingent earn-out, adjusted (loss) income before income taxes, adjusted benefit (provision) for income taxes, adjusted net (loss) income and adjusted diluted (loss) earnings per share, all of which exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended June 30, 2022 and 2021, special items include the following:

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Quality system and product-related remediation: We exclude certain quality system product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash (used in) provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended June 30,
	2022	2021
GAAP net (loss) income	$(7,474)	$28,398

Non-GAAP adjustments:
Interest, net	15,440	(545)
Stock compensation expense	7,762	6,681
Depreciation and amortization expense	66,559	22,164
Restructuring, strategic transaction and integration	13,525	3,753
Change in fair value of contingent earn-out	(27,194)	—
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	8,306	—
Quality system and product-related remediation	17,195	—
(Benefit) provision for income taxes	(9,380)	6,434
Total non-GAAP adjustments	92,213	38,487

Adjusted EBITDA	$84,739	$66,885

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended June 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$561,004	$167,593	$158,748	$22,562	$13,525	$(27,194)	$(48)	$(16,854)	$9,380	$(7,474)	$(0.31)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		30%	28%	4%	2%	(5)%	—%	(3)%	55.7%	(1)%
Contract manufacturing	(14,043)	—	—	—	—		—	—	—	—
Stock compensation expense	—	1,408	(5,945)	(409)	—		7,762	7,762	(1,863)	5,899	0.24
Amortization expense	—	2,943	(38,673)	—	—		41,616	41,616	(9,905)	31,711	1.33
Restructuring, strategic transaction and integration	—	—	—	—	(13,525)		13,525	13,525	(2,610)	10,915	0.46
Change in fair value of contingent earn-out						27,194	(27,194)	(27,194)	—	(27,194)	(1.14)
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	—	8,306	—	—	—		8,306	8,306	(1,952)	6,354	0.27
Quality system and product-related remediation	—	17,195	—	—	—		17,195	17,195	(4,247)	12,948	0.54
Earnings per share impact on net loss due to basic versus diluted weighted average shares	—	—	—	—	—		—	—	—	—	(0.02)
Adjusted (Non-GAAP)	$546,961	$197,445	$114,130	$22,153	$—	$—	$61,162	$44,356	$(11,197)	$33,159	$1.37
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		36%	21%	4%	—%	—%	11%	8%	25.2%	6%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended June 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income from operations	Income before income taxes	Provision for income taxes	Net income	Diluted earnings per share
Reported (GAAP)	$321,677	$123,529	$73,921	$11,385	$3,753	$34,470	$34,832	$(6,434)	$28,398	$1.31
Reported percent of total revenues (or percent of income before income taxes for benefit provision for income taxes)		38%	23%	4%	1%	10%	10%	18.5%	8%
Contract manufacturing	(10,377)	—	—	—	—	—	—	—	—
Stock compensation expense	—	958	(5,401)	(322)	—	6,681	6,681	(1,603)	5,078	0.24
Amortization expense	—	45	(5,769)	—	—	5,814	5,814	(1,371)	4,443	0.20
Restructuring, strategic transaction and integration	—	—	—	—	(3,753)	3,753	3,753	(901)	2,852	0.13
Adjusted (Non-GAAP)	$311,300	$124,532	$62,751	$11,063	$—	$50,718	$51,080	$(10,309)	$40,771	$1.88
Adjusted percent of total revenues (or percent of income before income taxes for provision for income taxes)		40%	20%	4%	—%	16%	16%	(20.2)%	13%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(61,385)	$54,762	$(62,727)	$106,082
Purchase of property, plant and equipment	(24,433)	(15,665)	(48,039)	(29,693)
Proceeds from sale of assets	—	148	900	203
Free cash flow	$(85,818)	$39,245	$(109,866)	$76,592

ICU MEDICAL, INC. AND SUBSIDIARIES
Fiscal Year 2022 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$(109)	$(94)

Non-GAAP adjustments:
Interest, net	67	67
Stock compensation expense	37	37
Depreciation and amortization expense	238	238
Restructuring, strategic transaction and integration	81	81
Quality and regulatory initiatives and remediation	80	80
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	23	23
Change in fair value of contingent earn-out	(27)	(27)
Provision for income taxes	(40)	(35)
Total non-GAAP adjustments	$459	$464

Adjusted EBITDA	$350	$370

GAAP diluted earnings per share	$(4.50)	$(3.88)

Non-GAAP adjustments:
Stock compensation expense	1.53	1.53
Amortization expense	5.95	5.95
Restructuring, strategic transaction and integration	3.35	3.35
Quality and regulatory initiatives and remediation	3.31	3.31
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	0.95	0.95
Change in fair value of contingent earn-out	(1.12)	(1.12)
Estimated income tax impact from adjustments	(3.27)	(3.29)
Adjusted diluted earnings per share	$6.20	$6.80

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254